EXECUTION COPY

EXHIBIT 4.10

THE SOUTHERN CONNECTICUT GAS COMPANY

$25,000,000 3.88% SECURED MEDIUM-TERM NOTES, SERIES MTN-IV
(CONSTITUTING A SERIES OF FIRST MORTGAGE BONDS) DUE SEPTEMBER 22, 2021

$25,000,000 5.39% SECURED MEDIUM-TERM NOTES, SERIES MTN-IV
(CONSTITUTING A SERIES OF FIRST MORTGAGE BONDS) DUE SEPTEMBER 22, 2041
_____________

NOTE PURCHASE AGREEMENT
_____________

DATED AUGUST 29, 2011

5.14	Use of Proceeds; Margin Regulations	8
5.15	Existing Indebtedness; Future Liens	8
5.16	Foreign Assets Control Regulations	8
5.17	Status under Certain Statutes	9
5.18	Investment and Holding Company Status	9
5.19	Environmental Matters	10
5.20	Filing and Recording of Supplemental Indenture	10
SECTION 6.	REPRESENTATIONS OF THE PURCHASERS	10
6.1	Purchase for Investment	10
6.2	Source of Funds	11
SECTION 7.	INFORMATION AS TO COMPANY	12
7.1	Financial and Business Information	12
7.2	Visitation	13
SECTION 8.	COVENANTS	14
8.1	Terrorism Sanctions Regulations	14
SECTION 9.	PAYMENTS ON NOTES	14
SECTION 10.	EXPENSES, ETC.	14
10.1	Transaction Expenses	14
10.2	Survival	15
SECTION 11.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	15
SECTION 12.	AMENDMENT AND WAIVER	15
12.1	Requirements	15
12.2	Solicitation of Holders of Notes	15
12.3	Binding Effect, etc.	16
12.4	Notes held by Company, etc.	16
SECTION 13.	NOTICES	16
SECTION 14.	REPRODUCTION OF DOCUMENTS	17
SECTION 15.	CONFIDENTIAL INFORMATION	17
SECTION 16.	SUBSTITUTION OF PURCHASER	18

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SECTION 17.	EVENTS OF DEFAULT; ACCELERATION	18
17.1	Events of Default	18
17.2	Acceleration	19
SECTION 18.	MISCELLANEOUS	20
18.1	Successors and Assigns	20
18.2	Payments Due on Non-Business Days	20
18.3	Accounting Terms	20
18.4	Severability	20
18.5	Construction, etc.	20
18.6	Counterparts	20
18.7	Governing Law	21
18.8	Jurisdiction and Process; Waiver of Jury Trial	21

SCHEDULE A	–	Information Relating To Purchasers
SCHEDULE B	–	Defined Terms
SCHEDULE 5.5	–	Financial Statements
SCHEDULE 5.15	–	Existing Indebtedness
EXHIBIT 1.1	–	Thirty-First Supplemental Indenture dated as of November 1, 2008
EXHIBIT 1.2	–	Form of 2021 Note
EXHIBIT 1.3	–	Form of 2041 Note
EXHIBIT 4.4(a)	–	Form of Opinion of Wiggin and Dana LLP
EXHIBIT 4.4(b)	–	Form of Opinion of Pillsbury Winthrop Shaw Pittman LLP

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THE SOUTHERN CONNECTICUT GAS COMPANY
157 Church Street
New Haven, CT 06506

$25,000,000 3.88% SECURED MEDIUM-TERM NOTES, SERIES MTN-IV
(CONSTITUTING A SERIES OF FIRST MORTGAGE BONDS) DUE SEPTEMBER 22, 2021

$25,000,000 5.39% SECURED MEDIUM-TERM NOTES, SERIES MTN-IV
(CONSTITUTING A SERIES OF FIRST MORTGAGE BONDS) DUE SEPTEMBER 22, 2041

August 29, 2011

To Each Of The Purchasers Listed In
The Attached Schedule A:

Ladies and Gentlemen:

The Southern Connecticut Gas Company, a Connecticut corporation (the “Company”), agrees with each of the purchasers whose name appears in the attached Schedule A (each, a “Purchaser” and collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $25,000,000 aggregate principal amount of its 3.88% Secured Medium-Term Notes, Series MTN-IV (constituting a series of first mortgage bonds) due September 22, 2021 (the “2021 Notes”) and $25,000,000 aggregate principal amount of its 5.39% Secured Medium-Term Notes, Series MTN-IV (constituting a series of first mortgage bonds) due September 22, 2041 (the “2041 Notes” and, collectively with the 2021 Notes, the “Notes”) in the forms attached hereto as Exhibits 1.2 and 1.3, respectively.  The Notes are to be issued pursuant to and will be entitled to the benefit of and secured by that certain Indenture dated as of March 1, 1948, as heretofore amended and supplemented  (the “Original Indenture”), between the Company and U.S. Bank National Association, as successor trustee, including by the Thirty-First Supplemental Indenture thereto dated as of November 1, 2008, a complete and correct copy of which is attached hereto as Exhibit 1.1 (the “Supplemental Indenture”, and, together with the Original Indenture, the “Indenture”).  Certain capitalized and other terms used in this Agreement are defined or are otherwise cross-referenced in Schedule B to this Agreement. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. References to a “Section” are, unless otherwise specified, to a Section of this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the respective principal amounts specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations under this Agreement are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser under this Agreement.

SECTION 3.	EXECUTION; CLOSING.

The execution and delivery of this Agreement shall occur at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036 at 10:00 a.m., New York time, on August 29, 2011 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036 at 10:00 a.m., New York time, at a closing (the “Closing”) on September 22, 2011 (the “Closing Date”).  At the Closing, the Company shall cause to be duly executed, authenticated and delivered to each Purchaser the Notes to be purchased by such Purchaser, as set forth on Schedule A, in the form of a single Note in respect of the 2021 Notes and a single Note in respect of the 2041 Notes (or, in each case, such greater number of Notes in denominations of at least $100,000 as such Purchaser may request prior to the Closing) dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee) against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account specified by the Company in accordance with Section 4.9.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing, is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1           Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made on the Execution Date and at the time of the Closing (except with respect to representations and warranties made as of a specific date, in which case they shall be correct as of such date).

4.2           Performance; No Default.  The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Indenture required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

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4.3           Compliance Certificates.  (a)  Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

(b)           Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Supplemental Indenture and this Agreement.

4.4           Opinions of Counsel.  Such Purchaser shall have received an opinion letter, dated the Closing Date (a) from Wiggin and Dana LLP, independent counsel of the Company, which will be substantially in the form attached hereto as Exhibit 4.4(a), covering such matters related to the transactions contemplated by this Agreement as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Pillsbury Winthrop Shaw Pittman LLP, the Purchasers’ special counsel in connection with such transactions, which will be substantially in the form attached hereto as Exhibit 4.4(b), covering such matters related to such transactions as such Purchaser may reasonably request.

4.5           Purchase Permitted By Applicable Law, etc.  On the Closing Date such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6           Sale of Notes.  Contemporaneously with the Closing, the Company shall sell to each Purchaser and each Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7           Private Placement Number.  A Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO of the NAIC) shall have been obtained for each series of the Notes.

4.8           Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

4.9           Funding Instructions.  At least three Business Days prior to the Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company setting forth the wire transfer instructions specified in Section 3 and including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

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4.10         Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel (referred to in Section 4.4) and such Purchaser and its special counsel (referred to in Section 4.4) shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

4.11         Regulatory Approvals.  The issue and sale of the Notes shall have been duly authorized by decisions of the Department of Public Utility Control of the State of Connecticut (the “DPUC”), or any successor authority, including the State of Connecticut Public Utilities Regulatory Authority (the “PURA”), and such decisions shall be in full force and effect and not contested or appealed on the Closing Date.  The Company shall deliver satisfactory evidence that such decisions have been obtained approving the issuance of the Notes from the DPUC and the PURA or that such governmental bodies shall have waived jurisdiction thereof.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1           Subsidiaries.  The Company has no Subsidiaries.

5.2           Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions of the Agreement, the Indenture and the Notes.

5.3           Authorization, etc.  This Agreement, the Indenture (including, without limitation, the Supplemental Indenture) and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Indenture (including, without limitation, the Supplemental Indenture) constitute, and upon execution, authentication and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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5.4           Disclosure The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated July 18, 2011 (the “Memorandum”), relating to the transactions contemplated hereby.  This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement, and the financial statements listed in Schedule 5.5, delivered to each Purchaser, prior to the Execution Date (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2010, there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.5           Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5.  The financial statements listed on Schedule 5.5 (including in each case the related schedules and notes) fairly present in all Material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company does not have any Material liabilities that are not disclosed in the Disclosure Documents.

5.6           Compliance with Laws, Other Instruments, Etc.  The execution and delivery by the Company of this Agreement and the Notes, and the performance by the Company of this Agreement, the Indenture and the Notes, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien (other than the lien of the Indenture) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

5.7           Governmental Authorizations, etc.  No consent, approval or authorization of, or registration, qualification, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by the Company of this Agreement or the Notes, or with the performance by the Company of this Agreement, the Indenture or the Notes, other than such which have been obtained and which shall be in full force and effect at the Closing.  Without in any way limiting the foregoing, the issue and sale of the Notes has been duly authorized by decisions of the DPUC and the PURA and such decisions are in full force and effect and not contested or appealed on the Closing Date.

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5.8           Litigation.  (a)  There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(b)           The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or, the USA Patriot Act or any of the other laws and regulations referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9           Taxes.  The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  The federal income tax liabilities of the Company have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2005.

5.10         Title to Property; Leases.  The Company has good and marketable title to its Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Indenture.  All Material leases are valid and subsisting and are in full force and effect in all Material respects.

5.11         Licenses, Permits, etc.  The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12         Compliance with ERISA.  (a)  The Company and each ERISA Affiliate have operated and administered each Plan (and each predecessor Plan) in compliance with all applicable laws and regulations, except for such instances of non-compliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Titles I or IV of ERISA or the penalty or excise tax provisions of the Code applicable to “employee benefit plans” (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred, exists or is currently contemplated that would reasonably be expected to result in the incurrence or imposition of any such liability by or on the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Titles I or IV of ERISA or to such penalty or excise tax provisions of the Code, or to Sections 401(a)(29), 412, 430 or 436 of the Code or to Sections 307 or 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.   Neither the Company nor any of its ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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(b)          Since May 25, 2010, other than notices relating to the change to the applicable controlled group as a result of the acquisition of the Company by UIL Holdings Corporation in November 2010, no event requiring notice to the PBGC under Section 4043 of ERISA has occurred with respect to any Plan, and no facts or circumstances currently exist or are reasonably expected to occur that would require notice to the PBGC under Section 4043 of ERISA with respect to any Plan.

(c)           The present value of the aggregate benefit liabilities under each of the funded Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year valuation period on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $48,909,367 in the case of any single Plan and by more than $86,367,764 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(d)          Within the past four years (from the date hereof), neither the Company nor any of its ERISA Affiliates has instituted proceedings to terminate any Plan that is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates have any current intentions to institute proceedings to terminate any Plan that is subject to Title IV of ERISA.

(e)           Neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes to, or within the past four years (from the date hereof) has sponsored, maintained or contributed to, any Multiemployer Plan.

(f)           The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company is not expected to have a Material Adverse Effect.

(g)           The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or Section 503 of the Code or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

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5.13         Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than twenty (20) other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14         Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes to pay maturing debt, to fund various capital expenditures and working capital needs, and for general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15         Existing Indebtedness; Future Liens.  (a)  Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of June 30, 2011, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company (other than the issuance of the Notes).  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)           The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

5.16         Foreign Assets Control Regulations.  (a)  Neither the Company nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S.  Department of Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, including but not limited to, Iran, Sudan, Cuba, Burma, Libya, Syria and North Korea (the “Country Sanctions”), or (iii) a Person subject to the Country Sanctions (each OFAC Listed Person and each other entity described in clause (ii), a “Blocked Person”).

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(b)           No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Affiliated Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)           To the Company’s actual knowledge, neither the Company nor any Affiliated Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

5.17         Status under Certain Statutes.  The Company is not subject to regulation under the ICC Termination Act of 1995.  The issuance of the Notes is exempt from regulation under Section 204 of the Federal Power Act, as amended.

5.18         Investment and Holding Company Status.  (a)  The Company is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940; (b) the Company is not a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005 (the “Holding Company Act”) and is exempt from all the provisions of the Holding Company Act and the General Rules and Regulations under the Holding Company Act; and (c) the Company has not taken any action and will not take any action unless required by law which could cause any Purchaser or any other Holder to become, solely by reason of ownership of Notes, subject to regulation under the Holding Company Act; provided, however, if any Purchaser becomes, solely by reason of ownership of the Notes, subject to regulation under the Holding Company Act, the Company, at its expense, will cooperate with the Purchaser and support the Purchaser in seeking an exemption from such regulation or in any other reasonable action which the Purchaser may take in order that the Purchaser shall not be subject to such regulation solely by reason of ownership of the Notes.

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5.19         Environmental Matters.  (a)  The Company has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)           The Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)           The Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)           All buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.20         Filing and Recording of Supplemental Indenture.  The Supplemental Indenture has been filed in the office of the Secretary of the State of Connecticut, and a certificate in respect thereof shall have been filed, if necessary, on or before Closing, in such manner and in such places as is required by law (and as of the Closing no other instruments are required to be filed) to establish, preserve, perfect and protect the direct security interest and Lien of the Indenture on all Mortgaged and Pledged Property of the Company referred to in the Indenture as subject to the direct mortgage Lien thereof and, on or before the Closing, the Company shall have delivered satisfactory evidence of such filings and recordings.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

6.1           Purchase for Investment.  Each Purchaser severally represents that (a) it is an “accredited investor” within the meaning of Rule 501(a)(1), (3) or (7) under the Securities act and (b) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes under the Securities Act or to list the Notes on any national securities exchange.  Each Purchaser understands that the Note will bear a legend to the following effect:

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

6.2           Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser under this Agreement:

(a)           the Source is an “insurance company general account” (within the meaning of PTE 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile;

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account;

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this Section 6.2(c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and Part I(g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this Section 6.2(d);

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(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of the INHAM Exemption) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), Part I(g) and Part I(h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this Section 6.2(e);

(f)            the Source is a governmental plan;

(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this Section 6.2(g); and

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.

7.1           Financial and Business Information.  The Company shall deliver to each Holder that is an Institutional Investor:

(a)           Quarterly Statements — as set forth in Section 4.06 of the Supplemental Indenture;

(b)           Annual Statements — as set forth in Section 4.06 of the Supplemental Indenture;

(c)           Other Reports — promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its securities holders generally;

(d)           Notice of Event of Default — promptly, and in any event within five days after a Senior Financial Officer becomes aware of the existence of any Event of Default (other than those referred to in Section 17.1(a) hereof), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

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(e)           ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)           with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations; or

(ii)          the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)         any event, transaction or condition that could result in the incurrence or imposition of any liability by or on the Company or any ERISA Affiliate pursuant to Title I of ERISA or Title IV of ERISA or the penalty or excise tax provisions of the Code applicable to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I of ERISA or Title IV of ERISA, such penalty or excise tax provisions of the Code,  Sections 401(a)(29), 412, 430 or 436 of the Code or Sections 307 or 4068 of ERISA, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)           Notices from Governmental Authority — promptly, and in any event within 30 days after receipt thereof, copies of any notice to the Company from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(g)           Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations under this Agreement, under the Indenture and under the Notes as from time to time may be reasonably requested by any such Holder.

7.2           Visitation.  The Company shall permit the representatives of each Holder that is an Institutional Investor:

(a)           No Default — if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior written notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s Senior Financial Officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and as often as may be reasonably requested in writing; and

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(b)           Default — if a Default or Event of Default then exists, at the reasonable expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its Senior Financial Officers and its independent registered public accounting firm (and by this provision the Company authorizes said accounting firm to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be requested.

SECTION 8.	COVENANTS.

8.1           Terrorism Sanctions Regulations.  The Company will not and will not permit any Affiliated Entity to (a) become an OFAC Listed Person or (b) have any investments in, or engage in any dealings or transactions with any Blocked Person.

SECTION 9.	PAYMENTS ON NOTES.

So long as any Purchaser or its nominee shall be the Holder, and notwithstanding anything contained in the Indenture or in such Note to the contrary, the Company (either directly or indirectly through the Trustee) will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose.

SECTION 10.	EXPENSES, ETC.

10.1         Transaction Expenses.  Whether or not the transaction contemplated by this Agreement is consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Purchasers) incurred by the Purchasers in connection with this transaction and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Indenture (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Indenture or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Indenture, or by reason of being a Holder, and (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transaction contemplated hereby and by the Notes and the Indenture.  The Company will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by such Holder in connection with its purchase of such Note).

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10.2         Survival.  The obligations of the Company under this Section 10 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Indenture, and the termination of this Agreement.

SECTION 11.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Indenture and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 12.	AMENDMENT AND WAIVER.

12.1         Requirements.  This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 16 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of each Holder at the time outstanding affected thereby, (i) change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 9, this Section 12 or Section 15.  Subject to the foregoing clause (b)(i) of this Section 12.1 in the case of a Note amendment, any amendment or waiver of any terms of the Notes or the Indenture shall be made only pursuant to, and as permitted by, the respective provisions thereof.

12.2         Solicitation of Holders of Notes.  (a)  Solicitation.  The Company will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, reasonably far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of this Agreement or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(b)           Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder then outstanding even if such Holder did not consent to such waiver or amendment.

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12.3         Binding Effect, etc.  Any amendment or waiver consented to as provided in this Section 12 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

12.4         Notes held by Company, etc.  Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 13.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), or (d) by electronic mail in PDF format if an e-mail address has been provided to the Company by a Holder.  Any such notice must be sent:

(i)         if to any Purchaser or its nominee, to such Purchaser or nominee at the address (or, in the case of (d) above, electronic mail address) specified for such communications in Schedule A, or at such other address (or, in the case of (d) above, electronic mail address) as such Purchaser or nominee shall have specified to the Company in writing,

(ii)        if to any other Holder, to such Holder at such address (or, in the case of (d) above, electronic mail address) as such other Holder shall have specified to the Company in writing, or

(iii)       if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its General Counsel, or at such other address as the Company shall have specified to the Holder in writing.

Notices under this Section 13 will be deemed given only when actually received.

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SECTION 14.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may be executed after the Execution Date, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or furnished to any Purchaser after the Execution Date, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, microfilm, microcard or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 14 shall not prohibit the Company or any other Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 15.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 15, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 15, (iii) any other Holder, (iv) any Institutional Investor to which it sells or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 15), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 15), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Indenture and this Agreement.  Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 15 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any Holder of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 15.

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SECTION 16.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 16), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of such notice of transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 16), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall have all the rights of an original Holder under this Agreement.

SECTION 17.	EVENTS OF DEFAULT; ACCELERATION.

17.1         Events of Default.  An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           the occurrence of any “completed default” under Section 10.01 of the Original Indenture or the occurrence of any event specified in clauses (i), (ii), (iii) or (iv) of the second sentence of Section 5.01 of the Supplemental Indenture, which are not remedied within the grace period specified in the Original Indenture or Supplemental Indenture, as applicable; or

(b)           any representation or warranty made in writing by or on behalf of the Company, or by any officer of the Company, (i) in this Agreement, or (ii) in any writing furnished in connection with the transactions contemplated hereby, proves to have been false, incorrect or misleading in any material respect on the date as of which made; or

(c)           the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this Section 17.1) and such default is not remedied, within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Holder (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (c) of Section 17); or

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(d)           if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) for which the Company or any ERISA Affiliate is obligated under all Plans that are subject to Title IV of ERISA, shall exceed an amount determined in accordance with Title IV of ERISA that is Material, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code applicable to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any of its ERISA Affiliates shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA or (vii) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company thereunder; provided that any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 17.1(d), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

17.2         Acceleration.  Without limiting any rights or remedies any Holder may have under the Indenture:

(a)           if an Event of Default has occurred with respect to the Company in connection with a “default” under Section 10.01(e) or (f) of the Original Indenture, all of the Notes then outstanding shall automatically become immediately due and payable; and

(b)           if any other Event of Default has occurred and is continuing, the Required Holders may, at any time at their option, by notice or notices to the Company, declare all of the Notes then outstanding to be immediately due and payable.

Upon any Note’s becoming due and payable under this Section 17.2, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each Holder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

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SECTION 18.	MISCELLANEOUS.

18.1         Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not.

18.2         Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

18.3         Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

18.4         Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

18.5         Construction, etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be part hereof.

18.6         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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18.7         Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

18.8         Jurisdiction and Process; Waiver of Jury Trial.  (a)  To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or after the Execution Date have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           The Company consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 18.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such Holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 18.8 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*****

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If you are in agreement with the foregoing, please sign a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

THE SOUTHERN CONNECTICUT GAS COMPANY

By:	/s/ Patricia C. Cosgel
Name: Patricia C. Cosgel
Title: Treasurer

22

This Agreement is hereby accepted and agreed to as of the date thereof.

NEW YORK LIFE INSURANCE COMPANY
By:	/s/ Ruthard C. Murphy, II
Name: Ruthard C. Murphy, II
Title: Corporate Vice President

23

This Agreement is hereby accepted and agreed to as of the date thereof.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION By: New York Life Investment Management LLC, Its Investment Manager
By:	/s/ Ruthard C. Murphy, II
Name: Ruthard C. Murphy, II
Title: Director

24

This Agreement is hereby accepted and agreed to as of the date thereof.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C) By: New York Life Investment Management LLC, Its Investment Manager
By:	/s/ Ruthard C. Murphy, II
Name: Ruthard C. Murphy, II
Title: Director

25

This Agreement is hereby accepted and agreed to as of the date thereof.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2) By: New York Life Investment Management LLC, Its Investment Manager
By:	/s/ Ruthard C. Murphy, II
Name: Ruthard C. Murphy, II
Title: Director

26

This Agreement is hereby accepted and agreed to as of the date thereof.
THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Alan D. Onstad
Name: Alan D. Onstad
Title: Senior Director

27

Schedule B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2021 Notes” is defined in Section 1.

“2041 Notes” is defined in Section 1.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Affiliated Entity” means the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

SCHEDULE B
(to Note Purchase Agreement)

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 15.

“Country Sanctions” is defined in Section 5.16(a).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means with respect to the Notes that rate of interest that is 2% per annum above the rate of interest otherwise due and payable on the Notes.

“Disclosure Documents” is defined in Section 5.4.

“DPUC” is defined in Section 4.11.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 17.

“Execution Date” is defined in Section 3.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)           the government of

(i)            the United States of America or any State or other political subdivision thereof, or

(ii)           any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

SCHEDULE B - 2
(to Note Purchase Agreement)

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)           to purchase such indebtedness or obligation or any property constituting security therefor;

(b)           to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)           otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, but not limited to, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances).

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained pursuant to the Indenture.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)           its liabilities for borrowed money;

(b)           its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable or a performance bond or similar obligation arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)           its Capital Leases;

SCHEDULE B - 3
(to Note Purchase Agreement)

(d)          all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);  and

(e)           any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

“Indenture” is defined in Section 1.

“INHAM Exemption” means PTE 96-23.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any Holder holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Holder.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” has the meaning set forth in the 2021 Notes and the 2041 Notes.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, or (b) the ability of the Company to perform its obligations under this Agreement, the Indenture and the Notes, or (c) the validity or enforceability of this Agreement, the Indenture or the Notes.

“Memorandum” is defined in Section 5.4.

“Mortgaged and Pledged Property” means the “mortgaged and pledged property” as such term is used in the Indenture.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Notes” is defined in Section 1.

SCHEDULE B - 4
(to Note Purchase Agreement)

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” means a Prohibited Transaction Exemption issued by the United States Department of Labor.

“PURA” is defined in Section 4.11.

“Purchaser” is defined in the first paragraph of this Agreement.

“Purchasers” is defined in the first paragraph of this Agreement.

“QPAM Exemption” means PTE 84-14.

“Related Fund” means, with respect to any Holder, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such Holder, the same investment advisor as such Holder or by an affiliate of such Holder or such investment advisor.

“Required Holders” means, at any time, the Holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

SCHEDULE B - 5
(to Note Purchase Agreement)

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplemental Indenture” is defined in Section 1.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Trustee” is defined in the Indenture.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

SCHEDULE B - 6
(to Note Purchase Agreement)

Schedule 5.5

FINANCIAL STATEMENTS

(A)    The audited financial statements of the Company for the period November 17, 2010 to December 31, 2010 (Successor), the period January 1, 2010 to November 16, 2010 (Predecessor) and the Year ended December 31, 2009 (Predecessor)

(B) The unaudited interim financial statements of the Company for the three months ended March 31, 2011 and 2010

SCHEDULE 5.5
(to Note Purchase Agreement)

Schedule 5.15

EXISTING INDEBTEDNESS

Indebtedness as of June 30, 2011:

Medium Term Notes issued under the Indenture:
27th Supplemental Indenture: 6.88% - 7.95% Secured Medium Term Notes, Series MTN-I (constituting a series of first mortgage bonds), due 2026 – 2028	$29,000,000
28th Supplemental Indenture: 6.59% Secured Medium Term Notes, Series MTN-II (constituting a series of first mortgage bonds), due 2011	$30,000,000
30th Supplemental Indenture: 5.772% - 6.38% Secured Medium Term Notes, Series MTN-III (constituting a series of first mortgage bonds), due 2025 – 2037	$85,000,000
31st Supplemental Indenture: 7.50% Secured Medium Term Notes, Series MTN-IV (constituting a series of first mortgage bonds), due 2018	$50,000,000
Total Indebtedness as of June 30, 2011:	$194,000,000

Indebtedness as of the Execution Date:

Short-Term Debt under Credit Agreement, dated November 17, 2010, as amended	$10,000,000
Total Indebtedness as of June 30, 2011 (listed in the table above)	$194,000,000
Total Indebtedness as of the Execution Date:	$204,000,000

SCHEDULE 5.15
(to Note Purchase Agreement)

Exhibit 1.1

THIRTY-FIRST SUPPLEMENTAL INDENTURE

EXHIBIT 1.1
(to Note Purchase Agreement)

Exhibit 1.2

FORM OF 2021 NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE SOUTHERN CONNECTICUT GAS COMPANY
SECURED MEDIUM TERM NOTE, SERIES MTN-IV, DUE SEPTEMBER 22, 2021

3.88% Fixed Rate Note

Original Issue Date: September 22, 2011	Principal Amount: _____________
Interest Payment Dates: March 22 and September 22.	No.: MTN-IV-___

Maturity Date: September 22, 2021

THE SOUTHERN CONNECTICUT GAS COMPANY, a Connecticut corporation (the "Company"), for value received, hereby promises to pay to ______________________________________, or registered assigns, on September 22, 2021, the principal amount above written, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at a New York, New York office of U.S. Bank National Association (with its successors as defined in the Indenture mentioned below, the "Trustee"), or at the office of its successor in the trusts created by such Indenture, or at an affiliate of U.S. Bank National Association designated as paying agent in the City of New York, New York and to pay interest thereon as specified herein.

The Company promises to pay interest on the principal amount of this Note from its Original Issue Date at the rate per annum stated on the face hereof until the principal amount hereof is paid or duly made available for payment.  The Overdue Rate on overdue principal and premium, if any, and (to the extent such interest has been collected by the Trustee) on overdue installments of interest shall be computed at the per annum interest rate that is 2% in excess of the rate per annum stated on the face hereof.  The Company will pay interest semi-annually each March 22 and September 22 (each an "Interest Payment Date"), commencing (except as otherwise provided herein) with the Interest Payment Date immediately following the Original Issue Date and at maturity or upon earlier redemption or repayment.  If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, and no interest shall accrue by reason of such delayed payment.  Each payment of interest in respect of an Interest Payment Date shall include interest accrued to, but excluding, such Interest Payment Date.  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

EXHIBIT 1.2
(to Note Purchase Agreement)

Interest payable on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date next preceding such Interest Payment Date notwithstanding the cancellation of the Note upon any registration of transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date and provided further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.  The term "Record Date" as used herein shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day.  Payments of interest on this Note (other than interest payable at maturity or upon earlier redemption or repayment) will be made in immediately available funds to the Holder at the address of such Holder appearing on the books of the Company on the applicable Record Date.  Principal and any premium and interest payable at maturity or upon earlier redemption or repayment, and any Make-Whole Amount, will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent.

This Note is one of a duly authorized issue of bonds of the Company (the "bonds"), issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as provided in the Indenture (as defined below), and is one of a series known as Secured Medium-Term Notes, Series MTN-IV (herein the "Notes", the "Notes of Series MTN-IV" or the "Series MTN-IV Notes"), limited to $200,000,000 in aggregate principal amount.  Series MTN-IV Notes may be issued from time to time and may bear interest at different rates and from different dates and may have serial maturities.  Series MTN-IV Notes having different maturities may have different redemption prices and interest rates.  All bonds of all series are to be issued under and equally and ratably secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Indenture mentioned below, may afford additional security for the bonds of any particular series) by an Indenture, dated as of March 1, 1948 and executed by the Company's predecessor, The Bridgeport Gas Light Company, and The Bridgeport-City Trust Company, as trustee, which is supplemented by thirty-one supplemental indentures, including the Thirty-First Supplemental Indenture, dated as of November 1, 2008 (the "Thirty-First Supplemental Indenture") executed by the Company and U.S. Bank National Association, as successor trustee, to which Indenture, as so supplemented (herein together with any indentures supplemental thereto called the "Indenture"), executed counterparts of which are on file with the Trustee, reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, capitalized terms used herein but not defined and the terms and conditions upon which the bonds are to be issued and secured.

This Note shall not become valid or obligatory for any purpose until U.S. Bank National Association, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

EXHIBIT 1.2 - 2
(to Note Purchase Agreement)

This Note is one of the Series MTN-IV Notes issued pursuant to the Note Purchase Agreement dated as of August 29, 2011 (as from time to time amended, the “Note Purchase Agreement”) between the Company and the respective purchasers of such Series MTN-IV Notes named therein and is entitled to the benefits thereof.

Additional provisions of this Note are set forth on the reverse hereof and are incorporated herein by reference to the same extent as if here set forth at length.

IN WITNESS WHEREOF, THE SOUTHERN CONNECTICUT GAS COMPANY has caused this Series MTN-IV Note, Due September 22, 2021 to be signed in its name by its President or Vice President and its corporate seal to be imprinted hereon and attested by its Secretary or an Assistant Secretary.

Dated:
THE SOUTHERN CONNECTICUT GAS COMPANY

By:
Name:
Title:

Attest:

Name:
Title:

EXHIBIT 1.2 - 3
(to Note Purchase Agreement)

{FORM OF REVERSE OF SERIES MTN-IV REGISTERED NOTE}

THE SOUTHERN CONNECTICUT GAS COMPANY

3.88% Secured Medium-Term Note, Series MTN-IV, Due September 22, 2021

The Indenture referred to on the face hereof contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Indenture, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of such one or more series affected, taken in the aggregate, determined and evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property, without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property, without the consent of the holder of each bond so affected.  Notwithstanding the foregoing, the Thirty-First Supplemental Indenture provides that no supplemental indenture may be executed which would change the fixed maturity, the rate or time of payment of interest or the principal amount of any Note without the consent of the Holder of each Note so affected.  Any such consent by the Registered Holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders of this Note, irrespective of whether or not any notation of such consent is made upon this Note.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

The Notes of Series MTN-IV are issuable in registered form in denominations of One Hundred Thousand Dollars ($100,000) and any amount in excess thereof that is a multiple of One Thousand Dollars ($1,000).  At a New York, New York office of the Trustee, Notes of Series MTN-IV may be exchanged for a like aggregate principal amount of Notes of Series MTN-IV of the same maturity and of the same interest rate in other authorized denominations, free of charge.  Exchanges and transfers of this Note shall be made in accordance with the provisions of Section 2.03 of the Mortgage, subject to the provisions of Section 4.07 of the Thirty-First Supplemental Indenture.

EXHIBIT 1.2 - 4
(to Note Purchase Agreement)

For purposes of this Note, the terms set forth below shall be defined as follows:

“Make-Whole Amount” means, with respect to this Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.

“Called Principal” means, with respect to this Note, the principal of such Note that is to be redeemed pursuant to the Company’s optional redemption right set forth in this Note or has become or is declared to be immediately due and payable pursuant to the terms of this Note or the Indenture or pursuant to Section 17 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of this Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on this Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of this Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining life.  The Reinvestment Yield will be rounded to two decimal places.

“Remaining Scheduled Payments” means, with respect to the Called Principal of this Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under this Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to the Company’s optional redemption right set forth in this Note, the other terms of this Note or the Indenture or Section 17 of the Note Purchase Agreement.

EXHIBIT 1.2 - 5
(to Note Purchase Agreement)

“Settlement Date” means, with respect to the Called Principal of this Note, the date on which such Called Principal is to be prepaid pursuant to the Company’s optional redemption right set forth in this Note or has become or is declared to be immediately due and payable pursuant to the terms of this Note or the Indenture or Section 17 of the Note Purchase Agreement, as the context requires.

In addition to the payment of the entire unpaid principal amount of this Note at the maturity date thereof, the Company may, at its option and upon notice as provided below, redeem at any time all of, or from time to time any part of, this Note (in multiples of $100,000) at the principal amount so redeemed, together with interest accrued thereon to the date of such redemption, plus the Make-Whole Amount determined for the redemption date with respect to such principal amount.  The Company will give the Holder written notice of each optional redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption.  Each such notice shall specify the date fixed for such redemption (which shall be a Business Day), the aggregate principal amount of the Notes to be redeemed on such date, the principal amount of this Note held by the Holder to be redeemed and the interest to be paid on the redemption date with respect to such principal amount being redeemed.  Each such notice of redemption shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation.  Two Business Days prior to such redemption, the Company shall deliver to each Holder a certificate of an officer of the Company specifying the calculation of such Make-Whole Amount as of the specified redemption date.  In the case of each partial redemption of this Note pursuant to this paragraph, the principal amount of this Note to be redeemed shall be allocated among all of the Notes of Series MTN-IV of this tranche at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.  In the case of each redemption of this Note pursuant to this paragraph, the principal amount of this Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  Any Note of Series MTN-IV of this tranche paid or redeemed in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note of Series MTN-IV shall be issued in lieu of any redeemed principal amount of any Note of Series MTN-IV of this tranche.

The Company will not and will not permit any affiliate (as defined in the Indenture) to purchase, redeem, prepay or otherwise acquire, directly or indirectly, this Note except (a) upon the payment or redemption of this Note in accordance with the terms of this Note and the Indenture or (b) pursuant to an offer to purchase made by the Company or an affiliate (as defined in the Indenture) pro rata to the Holders of all Notes of Series MTN-IV of this tranche at the time outstanding upon the same terms and conditions.  Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, shall remain open for at least fifteen (15) Business Days (unless a longer period is required by applicable law) and shall otherwise comply with applicable law.  If the Holders of more than 10% of the principal amount of the Notes of Series MTN-IV of this tranche then outstanding accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of Notes of Series MTN-IV of this tranche of such offer shall be extended by the number of days necessary to give each such remaining Holders at least five (5) Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes of Series MTN-IV of this tranche acquired by it or any affiliate (as defined in the Indenture) pursuant to any payment, redemption or purchase of such Notes pursuant to any provision of this Note and the Indenture and no Notes of Series MTN-IV of this tranche may be issued in substitution or exchange for any such Notes.

EXHIBIT 1.2 - 6
(to Note Purchase Agreement)

This Note is are also subject to redemption upon application of certain moneys received by the Trustee as provided in Article Three of the Thirty-First Supplemental Indenture, in whole but not in part, at one hundred percent (100%) of the principal amount thereof, together with accrued interest to the date of redemption.

If this Note is called for redemption and if provision has been duly made for payment hereof, as required in the Indenture, then on and after the redemption date, this Note shall cease to be entitled to any benefit under the Indenture except the right to receive payment out of the moneys deposited therefor and, in such case, no interest will accrue on this Note on or after the redemption date. If such moneys shall be available on the redemption date to the Holder of this Note, then the Company, on and after the redemption date, shall be under no further liability in respect of the principal of, premium, if any, or interest on this Note except as expressly provided in the Indenture.

Subject to Article Three of the Thirty-First Supplemental Indenture and the terms of this Note, the Company may, at any time, purchase this Note at any price in the open market or otherwise, subject to compliance with any applicable federal securities laws.  Notes so purchased by the Company shall be surrendered to the Trustee for cancellation.

The principal hereof may be declared or may become due prior to the express stated maturity hereof on the conditions, in the manner and at the time set forth in the Indenture and the Note Purchase Agreement, upon the occurrence of a completed default, or upon the occurrence of the additional events specified in the Thirty-First Supplemental Indenture and the Note Purchase Agreement.  Upon this Note becoming due pursuant to the terms of this paragraph, the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted under applicable law) shall also be due and payable.

This Note is transferable as prescribed in the Indenture by the Registered Holder hereof in person or by his duly authorized attorney, at the principal office of the Trustee in the City of New York, New York, upon surrender and cancellation of this Note, and, thereupon, a new Note or Notes of authorized denominations of the same maturity and interest rate and for the same aggregate principal amount will be issued to the transferee in exchange for this Note as provided in the Indenture.  The Company, the Trustee, any paying agent and any bond registrar may deem the person in whose name this Note is registered as the absolute owner, whether or not this Note shall be overdue, for the purpose of receiving payment of, or on account of, the principal of, premium, if any, and interest on this Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary; and interest may be paid by the Company, Trustee or paying agent to the Registered Holder without requiring presentment of this Note.  When the date of maturity of interest on or principal of (or premium, if any, on) this Note or the date fixed for any redemption or repayment of this Note shall not be a Business Day, then (notwithstanding any other provisions of the Indenture or of this Note) payment of such interest on or principal of (or premium, if any, on) this Note may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, as the case may be, and no interest shall accrue for the period from and after such date by reason of such delayed payment; provided that if the maturity date of this Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

EXHIBIT 1.2 - 7
(to Note Purchase Agreement)

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon, or based on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution and all such liability of incorporators, subscribers, stockholders, officers and directors, as such, is waived and released by the Holder and owner hereof by the acceptance of this Note, including any liability under the terms of the Indenture.

EXHIBIT 1.2 - 8
(to Note Purchase Agreement)

{FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE
ON ALL BONDS OF ALL SERIES}

This Note is one of the bonds of the series herein designated, provided for in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
Trustee

By
Authorized Officer

EXHIBIT 1.2 - 9
(to Note Purchase Agreement)

Exhibit 1.3
FORM OF 2041 NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE SOUTHERN CONNECTICUT GAS COMPANY
SECURED MEDIUM TERM NOTE, SERIES MTN-IV, DUE SEPTEMBER 22, 2041

5.39% Fixed Rate Note

Original Issue Date: September 22, 2011	Principal Amount: ___________
Interest Payment Dates: March 22 and September 22	No.: MTN-IV-_______

Maturity Date: September 22, 2041

THE SOUTHERN CONNECTICUT GAS COMPANY, a Connecticut corporation (the "Company"), for value received, hereby promises to pay to ______________________________________, or registered assigns, on September 22, 2041, the principal amount above written, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at a New York, New York office of U.S. Bank National Association (with its successors as defined in the Indenture mentioned below, the "Trustee"), or at the office of its successor in the trusts created by such Indenture, or at an affiliate of U.S. Bank National Association designated as paying agent in the City of New York, New York and to pay interest thereon as specified herein.

           The Company promises to pay interest on the principal amount of this Note from its Original Issue Date at the rate per annum stated on the face hereof until the principal amount hereof is paid or duly made available for payment.  The Overdue Rate on overdue principal and premium, if any, and (to the extent such interest has been collected by the Trustee) on overdue installments of interest shall be computed at the per annum interest rate that is 2% in excess of the rate per annum stated on the face hereof.  The Company will pay interest semi-annually each March 22 and September 22 (each an "Interest Payment Date"), commencing (except as otherwise provided herein) with the Interest Payment Date immediately following the Original Issue Date and at maturity or upon earlier redemption or repayment.  If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, and no interest shall accrue by reason of such delayed payment.  Each payment of interest in respect of an Interest Payment Date shall include interest accrued to, but excluding, such Interest Payment Date.  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

EXHIBIT 1.3
(to Note Purchase Agreement)

Interest payable on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date next preceding such Interest Payment Date notwithstanding the cancellation of the Note upon any registration of transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date and provided further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.  The term "Record Date" as used herein shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day.  Payments of interest on this Note (other than interest payable at maturity or upon earlier redemption or repayment) will be made in immediately available funds to the Holder at the address of such Holder appearing on the books of the Company on the applicable Record Date.  Principal and any premium and interest payable at maturity or upon earlier redemption or repayment, and any Make-Whole Amount, will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent.

This Note is one of a duly authorized issue of bonds of the Company (the "bonds"), issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as provided in the Indenture (as defined below), and is one of a series known as Secured Medium-Term Notes, Series MTN-IV (herein the "Notes", the "Notes of Series MTN-IV" or the "Series MTN-IV Notes"), limited to $200,000,000 in aggregate principal amount.  Series MTN-IV Notes may be issued from time to time and may bear interest at different rates and from different dates and may have serial maturities.  Series MTN-IV Notes having different maturities may have different redemption prices and interest rates.  All bonds of all series are to be issued under and equally and ratably secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Indenture mentioned below, may afford additional security for the bonds of any particular series) by an Indenture, dated as of March 1, 1948 and executed by the Company's predecessor, The Bridgeport Gas Light Company, and The Bridgeport-City Trust Company, as trustee, which is supplemented by thirty-one supplemental indentures, including the Thirty-First Supplemental Indenture, dated as of November 1, 2008 (the "Thirty-First Supplemental Indenture") executed by the Company and U.S. Bank National Association, as successor trustee, to which Indenture, as so supplemented (herein together with any indentures supplemental thereto called the "Indenture"), executed counterparts of which are on file with the Trustee, reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, capitalized terms used herein but not defined and the terms and conditions upon which the bonds are to be issued and secured.

This Note shall not become valid or obligatory for any purpose until U.S. Bank National Association, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

EXHIBIT 1.3 - 2
(to Note Purchase Agreement)

This Note is one of the Series MTN-IV Notes issued pursuant to the Note Purchase Agreement dated as of August 29, 2011 (as from time to time amended, the “Note Purchase Agreement”) between the Company and the respective purchasers of such Series MTN-IV Notes named therein and is entitled to the benefits thereof.

Additional provisions of this Note are set forth on the reverse hereof and are incorporated herein by reference to the same extent as if here set forth at length.

IN WITNESS WHEREOF, THE SOUTHERN CONNECTICUT GAS COMPANY has caused this Series MTN-IV Note, Due September 22, 2041 to be signed in its name by its President or Vice President and its corporate seal to be imprinted hereon and attested by its Secretary or an Assistant Secretary.

Dated:

THE SOUTHERN CONNECTICUT GAS COMPANY

By:
Name:
Title:

Attest:

Name:
Title:

EXHIBIT 1.3 - 3
(to Note Purchase Agreement)

{FORM OF REVERSE OF SERIES MTN-IV REGISTERED NOTE}

THE SOUTHERN CONNECTICUT GAS COMPANY

5.39% Secured Medium-Term Note, Series MTN-IV, Due September 22, 2041

The Indenture referred to on the face hereof contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Indenture, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of such one or more series affected, taken in the aggregate, determined and evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property, without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property, without the consent of the holder of each bond so affected.  Notwithstanding the foregoing, the Thirty-First Supplemental Indenture provides that no supplemental indenture may be executed which would change the fixed maturity, the rate or time of payment of interest or the principal amount of any Note without the consent of the Holder of each Note so affected.  Any such consent by the Registered Holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders of this Note, irrespective of whether or not any notation of such consent is made upon this Note.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

The Notes of Series MTN-IV are issuable in registered form in denominations of One Hundred Thousand Dollars ($100,000) and any amount in excess thereof that is a multiple of One Thousand Dollars ($1,000).  At a New York, New York office of the Trustee, Notes of Series MTN-IV may be exchanged for a like aggregate principal amount of Notes of Series MTN-IV of the same maturity and of the same interest rate in other authorized denominations, free of charge.  Exchanges and transfers of this Note shall be made in accordance with the provisions of Section 2.03 of the Mortgage, subject to the provisions of Section 4.07 of the Thirty-First Supplemental Indenture.

EXHIBIT 1.3 - 4
(to Note Purchase Agreement)

For purposes of this Note, the terms set forth below shall be defined as follows:

“Make-Whole Amount” means, with respect to this Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.

“Called Principal” means, with respect to this Note, the principal of such Note that is to be redeemed pursuant to the Company’s optional redemption right set forth in this Note or has become or is declared to be immediately due and payable pursuant to the terms of this Note or the Indenture or pursuant to Section 17 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of this Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on this Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of this Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining life.  The Reinvestment Yield will be rounded to two decimal places.

“Remaining Scheduled Payments” means, with respect to the Called Principal of this Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under this Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to the Company’s optional redemption right set forth in this Note, the other terms of this Note or the Indenture or Section 17 of the Note Purchase Agreement.

EXHIBIT 1.3 - 5
(to Note Purchase Agreement)

“Settlement Date” means, with respect to the Called Principal of this Note, the date on which such Called Principal is to be prepaid pursuant to the Company’s optional redemption right set forth in this Note or has become or is declared to be immediately due and payable pursuant to the terms of this Note or the Indenture or Section 17 of the Note Purchase Agreement, as the context requires.

In addition to the payment of the entire unpaid principal amount of this Note at the maturity date thereof, the Company may, at its option and upon notice as provided below, redeem at any time all of, or from time to time any part of, this Note (in multiples of $100,000) at the principal amount so redeemed, together with interest accrued thereon to the date of such redemption, plus the Make-Whole Amount determined for the redemption date with respect to such principal amount.  The Company will give the Holder written notice of each optional redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption.  Each such notice shall specify the date fixed for such redemption (which shall be a Business Day), the aggregate principal amount of the Notes to be redeemed on such date, the principal amount of this Note held by the Holder to be redeemed and the interest to be paid on the redemption date with respect to such principal amount being redeemed.  Each such notice of redemption shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation.  Two Business Days prior to such redemption, the Company shall deliver to each Holder a certificate of an officer of the Company specifying the calculation of such Make-Whole Amount as of the specified redemption date.  In the case of each partial redemption of this Note pursuant to this paragraph, the principal amount of this Note to be redeemed shall be allocated among all of the Notes of Series MTN-IV of this tranche at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.  In the case of each redemption of this Note pursuant to this paragraph, the principal amount of this Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  Any Note of Series MTN-IV of this tranche paid or redeemed in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note of Series MTN-IV shall be issued in lieu of any redeemed principal amount of any Note of Series MTN-IV of this tranche.

The Company will not and will not permit any affiliate (as defined in the Indenture) to purchase, redeem, prepay or otherwise acquire, directly or indirectly, this Note except (a) upon the payment or redemption of this Note in accordance with the terms of this Note and the Indenture or (b) pursuant to an offer to purchase made by the Company or an affiliate (as defined in the Indenture) pro rata to the Holders of all Notes of Series MTN-IV of this tranche at the time outstanding upon the same terms and conditions.  Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, shall remain open for at least fifteen (15) Business Days (unless a longer period is required by applicable law) and shall otherwise comply with applicable law.  If the Holders of more than 10% of the principal amount of the Notes of Series MTN-IV of this tranche then outstanding accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of Notes of Series MTN-IV of this tranche of such offer shall be extended by the number of days necessary to give each such remaining Holders at least five (5) Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes of Series MTN-IV of this tranche acquired by it or any affiliate (as defined in the Indenture) pursuant to any payment, redemption or purchase of such Notes pursuant to any provision of this Note and the Indenture and no Notes of Series MTN-IV of this tranche may be issued in substitution or exchange for any such Notes.

EXHIBIT 1.3 - 6
(to Note Purchase Agreement)

This Note is are also subject to redemption upon application of certain moneys received by the Trustee as provided in Article Three of the Thirty-First Supplemental Indenture, in whole but not in part, at one hundred percent (100%) of the principal amount thereof, together with accrued interest to the date of redemption.

If this Note is called for redemption and if provision has been duly made for payment hereof, as required in the Indenture, then on and after the redemption date, this Note shall cease to be entitled to any benefit under the Indenture except the right to receive payment out of the moneys deposited therefor and, in such case, no interest will accrue on this Note on or after the redemption date. If such moneys shall be available on the redemption date to the Holder of this Note, then the Company, on and after the redemption date, shall be under no further liability in respect of the principal of, premium, if any, or interest on this Note except as expressly provided in the Indenture.

Subject to Article Three of the Thirty-First Supplemental Indenture and the terms of this Note, the Company may, at any time, purchase this Note at any price in the open market or otherwise, subject to compliance with any applicable federal securities laws.  Notes so purchased by the Company shall be surrendered to the Trustee for cancellation.

The principal hereof may be declared or may become due prior to the express stated maturity hereof on the conditions, in the manner and at the time set forth in the Indenture and the Note Purchase Agreement, upon the occurrence of a completed default, or upon the occurrence of the additional events specified in the Thirty-First Supplemental Indenture and the Note Purchase Agreement.  Upon this Note becoming due pursuant to the terms of this paragraph, the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted under applicable law) shall also be due and payable.

This Note is transferable as prescribed in the Indenture by the Registered Holder hereof in person or by his duly authorized attorney, at the principal office of the Trustee in the City of New York, New York, upon surrender and cancellation of this Note, and, thereupon, a new Note or Notes of authorized denominations of the same maturity and interest rate and for the same aggregate principal amount will be issued to the transferee in exchange for this Note as provided in the Indenture.  The Company, the Trustee, any paying agent and any bond registrar may deem the person in whose name this Note is registered as the absolute owner, whether or not this Note shall be overdue, for the purpose of receiving payment of, or on account of, the principal of, premium, if any, and interest on this Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary; and interest may be paid by the Company, Trustee or paying agent to the Registered Holder without requiring presentment of this Note.  When the date of maturity of interest on or principal of (or premium, if any, on) this Note or the date fixed for any redemption or repayment of this Note shall not be a Business Day, then (notwithstanding any other provisions of the Indenture or of this Note) payment of such interest on or principal of (or premium, if any, on) this Note may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, as the case may be, and no interest shall accrue for the period from and after such date by reason of such delayed payment; provided that if the maturity date of this Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

EXHIBIT 1.3 - 7
(to Note Purchase Agreement)

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon, or based on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution and all such liability of incorporators, subscribers, stockholders, officers and directors, as such, is waived and released by the Holder and owner hereof by the acceptance of this Note, including any liability under the terms of the Indenture.

EXHIBIT 1.3 - 8
(to Note Purchase Agreement)

{FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE
ON ALL BONDS OF ALL SERIES}

This Note is one of the bonds of the series herein designated, provided for in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
Trustee

By
Authorized Officer

EXHIBIT 1.3 - 9
(to Note Purchase Agreement)